UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2007

ENERJEX RESOURCES, INC.

(Name of small business issuer in its charter)

Nevada	000-30234	13-3349556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7300 W. 110th, 7th Floor Overland Park, KS	66210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 693-4600

Copies of Communications to:

Stoecklein Law Group

402 West Broadway, Suite 400

San Diego, CA 92101

(619) 595-4882

Fax (619) 595-4883

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On May 4, 2007, the Registrant’s newly formed Governance, Compensation and Nominating Committee (the “Committee”) agreed to compensate the Audit Committee Chairman, Daran Dammeyer, $2,500 per month in cash and $1,000 per month in shares of the Registrant’s common stock. Additionally, it was agreed that Mr. Dammeyer will be issued twelve months of the stock compensation, 9,600 shares, immediately. As of the date of this filing the shares had not been issued.

In addition, the Committee agreed to grant the following options to the following non-employee directors, to the chief executive officer service providers and employees:

Person Issued to	No. of options	Exercise Price	Term
Steve Cochennet, CEO	1,000,000	$1.25	4 Years
Daran Dammeyer, Director	200,000	$1.25	4 Years
Robert (Bob) Wonish, Director	200,000	$1.25	4 Years
Darrel Palmer, Director	200,000	$1.25	4 Years
Mark Haas, Service provider	300,000	$1.25	4 Years
Brad Kramer, Employee	75,000	$1.25	4 Years
Maureen Elton, Employee	50,000	$1.25	4 Years
Total:	2,025,000

We believe that the above disclosed issuance of shares and grant of options were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2). The recipients of the shares and options were afforded an opportunity for effective access to files and records of the Registrant that contained the relevant information needed to make their investment decision, including the Registrant’s financial statements and 34 Act reports. We reasonably believe that the recipients, immediately prior to issuing the shares or granting the options, had such knowledge and experience in their financial and business matters that they were capable of evaluating the merits and risks of their investment. The recipients had the opportunity to speak with the Registrant’s president and directors on several occasions prior to their investment decision.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointments of Principal Officers

(d) Election of New Directors

On May 4, 2007, the Registrant’s Board of Directors nominated and elected Robert G. (Bob) Wonish, Daran G. Dammeyer and Darrel G. Palmer to serve on the Board of Directors for the Registrant. Mr. Wonish’s, Mr. Dammeyer’s and Mr. Palmer’s term will continue until the next annual stockholder’s meeting or until their successors are duly appointed.

Robert G. (Bob) Wonish. Since May of 2006 to present, Mr. Wonish has served on the board of directors of Stratum Holdings, Inc., (STTH.OB) a staffing holding company, specializing in energy services and commercial construction, which also has petroleum exploration and production operations. Since December of 2004 to present, Mr. Wonish has been Vice President of Petroleum Engineers Inc., a subsidiary of The CYMRI Corporation, now CYMRI, L.L.C., which is a wholly owned subsidiary of Stratum Holdings, Inc. Mr. Wonish is also President of CYMRI, L.L.C. He previously achieved positions of increasing responsibility with PANACO, Inc., a public oil and gas company, ultimately serving as that company’s President and Chief Operating Officer. He began his engineering career at Amoco in 1975 and joined Panaco’s engineering staff in 1992. Mr. Wonish is the Chairman of the Registrant’s Governance, Compensation and Nominating Committee.

Darran G. Dammeyer. Since July of 1999 to present, Mr. Dammeyer has served as President of D-Two Solutions. From March 1999 through July 1999, Mr. Dammeyer was a Director of International Financial Management for UtiliCorp United Inc., a multinational energy solutions provider in Kansas City, Missouri. From November 1995 through March 1999, Mr. Dammeyer served as the Chief Financial Controller of United Energy Limited in Melbourne, Australia. Mr. Dammeyer earned his Bachelor of Business Administration degree, with dual majors in Accounting and Corporate Financial Management from the University of Toledo, Ohio. Mr. Dammeyer is the Chairman of the Registrant’s Audit Committee and a member of the Registrant’s Governance, Compensation and Nominating Committee.

Darrel G. Palmer. Since January 1997 to present, Mr. Palmer has been President of Energy Management Resources, an energy process management firm serving industrial and large commercial companies throughout the U. S. and Canada. Mr. Palmer has 25 years of expertise in the natural gas arena. His experiences encompass a wide area of the natural gas industry and include working for natural gas marketing companies, local distribution companies, and FERC regulated pipelines. Prior to becoming an independent energy consultant in 1997, Mr. Palmer’s last position was Vice President/National Account Sales at UtiliCorp United Inc. of Kansas City, Missouri.  Over the years Mr. Palmer has worked in many civic organizations including United Way and has been a President of the local Kiwanis Club. Junior Achievement of Minnesota awarded him the Bronze Leadership Award for his accomplishments which included being an advisor, program manager, holding various Board positions, and ultimately being Board President. Mr. Palmer is a member of the Registration’s Governance, Compensation and Nominating Committee.

Section 8 – Other Events

Item 8.01 Other Events.

On May 4, 2007, the Registrant’s board of directors established a Governance, Compensation, and Nominating Committee Charter and an Audit Committee Charter. Mr. Wonish is the Chairman of the Governance, Compensation and Nominating Committee and Messrs. Dammeyer and Palmer are members of the Governance, Compensation and Nominating Committee. Mr. Dammeyer is the Chairman of the Audit Committee and Mr. Palmer is a member of the Audit Committee. A copy of the Governance, Compensation, and Nominating Committee Charter is attached hereto as Exhibit 99.1 and a copy of the Audit Committee Charter is attached hereto as Exhibit 99.2.

The Governance, Compensation and Nominating Committee enacted standardized compensation (disclosed below) for the Registrant’s Audit Committee chairman and non-employee board members.

Audit Committee Chairman Compensation

For the first year of service, the Audit Committee chairman will be compensated at a rate of $2,500 per month in cash and $1,000 per month in shares of common stock valued at $1.25 per share (the last sales price of the Registrant’s common stock on the OTC:BB).

Non-Employee Directors Compensation and Option Grants

Each non-employee director will be paid an annual cash retainer of $10,000 for their services as a director of the Registrant, which will be paid to each director on a quarterly basis. Each non-employee director will also receive an option to purchase 200,000 shares of the Registrant’s common stock at $1.25 per share (the last sales price of the Registrants common stock on the OTC:BB). Each non-employee director will be paid a cash fee of $750 for each in-person board meeting, plus reimbursed for reasonable expenses associated with attending the meeting and each non-employee director will be paid a cash fee of $375 for each telephonic board meeting, plus reimbursed for reasonable expenses associated with the telephonic board meeting.

Amended and Restated Option Plan

The Governance, Compensation and Nominating Committee agreed to amend and restate the Registrant’s current stock option plan (entitled the Millennium Plastics Corporation 2002/2003 Stock Option Plan) to change the title page to the “EnerJex Resources, Inc. Stock Option Plan” and to increase the number of shares issuable to 5,000,000. A copy of the amended and restated option plan is attached hereto as Exhibit 10.23.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Exhibits.

Exhibit Number	Description
10.23	Amended and Restated 2002/2003 Stock Option Plan
99.1	Governance, Compensation and Nominating Committee Charter
99.2	Audit Committee Charter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERJEX RESOURCES, INC.

                                                                                By:/s/ Steve Cochennet

Steve Cochennet, Chief Executive Officer

Date: May 10, 2007